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                                                                   EXHIBIT 10.07

                         KEY BANK NATIONAL ASSOCIATION
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Agreement") is made and executed this ______ day of ______________________, 2001, by and among EASYLINK INFORMATION TECHNOLOGY CO., LTD. (the "Company"), whose address is 300 4F-3, No. 6, Lane 99 Pudling Road, Hsin Chu, Taiwan, Republic of China, CORPORATE STOCK TRANSFER, INC., a Colorado corporation ("CST"), whose address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 (collectively, the "Depositors"), KEY BANK NATIONAL ASSOCIATION, Cherry Creek Branch ("Escrow Holder"), whose address is 3300 East First Avenue, Denver, Colorado 80206, Attention: Denise Garcia (facsimile number 303-329-5325) and SPENCER EDWARDS, INC. (the "Underwriter").

         1. Deposits. Depositors shall deposit with Escrow Holder the funds described below (the "Funds"), which Funds shall be held and disbursed in accordance with and subject to the terms and conditions of this Agreement. Such Funds will be generated by the sale of shares of the Company's common stock to subscribers pursuant to the Registration Statement on Form F-1 declared effective by the Securities and Exchange Commission on _______________, 2002, a copy of which has been delivered to Escrow Holder (the "Offering"). Escrow Holder will hold all Funds in an escrow account ("Escrow Account") free from any lien, claim or offset until the conditions set forth in this Agreement have been fully satisfied.

         2. Delivery of Funds. The Underwriter shall forward to the Escrow Holder all Funds received by it for shares sold in the Offering, by noon of the next business day following receipt of the Funds by the Underwriter. The Escrow Holder shall be provided the name and address of each subscriber and amounts to be deposited into the escrow by CST. CST shall also confirm that all subscribers have been accepted.

         3. Disbursements. The Funds are to be disbursed by Escrow Holder as follows:

         The Escrow Account will remain open until receipt by the Escrow Holder of Funds totaling a minimum of $5,000,000 at which time Escrow Holder shall provide written notice to all parties to this Agreement that such $5,000,000 has been deposited and Escrow Holder shall deliver the $5,000,000 to the Company after payment of commissions to the Underwriter and payment of legal fees due to the Company's counsel.

         Following receipt of the $5,000,000, the Escrow Account may remain open until the close of the selling period set forth in the Registration Statement, which is _________________, 2002. In such event the Escrow Holder will continue to disburse Funds received to the Company and the Underwriter on a weekly basis.

         4. Automatic Termination of Escrow. If at least $5,000,000 has not been deposited in the Escrow Account by __________________ , 2002, then Escrow Holder shall return all Funds to the subscribers without deduction or interest. The Company shall pay a fee of $10 per check for all Funds returned to the subscribers.

         Upon mailing Funds to the proper persons or entities pursuant to this paragraph 4, Escrow Holder shall be relieved of and released from any and all further obligations, duties and liability pursuant to this Agreement, and, subject to the survival of paragraph 9 below, this Agreement immediately shall terminate and shall be of no further force and effect.

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         5. Notices. Any notice required or desired to be given to any party to this Agreement may be given either by personal delivery, or by telegram, by facsimile transmission, or by certified mail, return receipt requested, postage prepaid; provided, however, any notice given by facsimile transmission, to be effective, shall be followed by delivery of same by personal delivery or by certified mail, return receipt requested. All such notices shall be sent to a party at its address noted above, and such notice shall for all purposes be as effectual as though served upon such party in person at the time of personal delivery, or on the date of receipt in the case of transmission by telegram, or on the date of receipt of the original, in the case of transmission by facsimile, or two business days after the date of deposit in the U.S. mail, as applicable.

         6. Limitations on Duties. Escrow Holder shall hold and disburse the Funds in accordance with the terms and conditions of this Agreement. If at any time in the performance of its duties as set forth in this Agreement it is necessary for Escrow Holder to receive, accept or act upon any notice or writing purported to have been executed or issued by or on behalf of any of the parties hereto, it shall not be necessary for Escrow Holder to ascertain whether or not the person or persons who have executed, signed or otherwise issued or authenticated the writing had the authority to so execute, sign or otherwise issue or authenticate said writing, or that they are the same persons named therein or otherwise to pass upon any requirements of such instruments that may be essential for their validity. Further, Escrow Holder shall have no responsibility or liability for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited or delivered pursuant to this Agreement, nor as to the truth or accuracy of any information contained therein, nor as to the identity, authority, capacity or rights of any person executing the same, nor for the failure to comply with the provisions, requirements or conditions of any agreement, contract or other instrument deposited with or delivered to Escrow Holder or referred to herein. Rather, the duties of Escrow Holder pursuant to this Agreement in all events shall be limited to the safekeeping of the Funds, documents and other items actually received by Escrow Holder and the disposition of same in accordance with the instructions set forth above.

         7. No Liability for Actions Taken in Good Faith. Escrow Holder shall not be personally liable for any act it may do or omit to do hereunder while acting in good faith and in the exercise of its own subjective best judgment, and any act done or omitted by it pursuant to the advice of its own attorney shall be conclusive evidence of such good faith and best judgment.

         8. Notices and Warnings. Escrow Holder is hereby expressly authorized and directed to disregard any and all warnings or notices given by any of the parties hereto, or by any other person or entity, except as otherwise expressly set forth in this Agreement and except for orders or process of court, and Escrow Holder is expressly authorized to comply with and obey any and all orders, judgments or decree of any court. Escrow Holder shall not be liable to any of the parties hereto or to any other person or entity by reason of compliance with any order, judgment or decree of any court, even if such order, judgment or decree is reversed, modified, annulled, set aside or vacated, or is found to have been entered without jurisdiction.

         9. Indemnity. In consideration of the acceptance of this escrow by Escrow Holder, the Company covenants and agrees to pay Escrow Holder its charges, costs and expense hereunder and to indemnify and hold Escrow Holder harmless as to any liability by it incurred to any person or entity by reason of its having accepted the same, or in connection with any performance by Escrow Holder in its capacity as the escrow holder pursuant to this Agreement. Further, the Company covenants and agrees to reimburse Escrow Holder for all costs and expenses, including, among other things, counsel fees and court costs incurred in connection with this Agreement and/or the deposited Funds. In case of any suit, proceeding, cause of action, demand or other claim to which Escrow Holder is or at any time may be a party, the Company agrees to pay, promptly upon Escrow Holder's demand, any and all costs and expenses, including


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without limit attorneys' fees, incurred by Escrow Holder in connection with same. Notwithstanding any contrary provision of this Agreement, the provisions of this paragraph 9 shall survive the expiration and/or termination of this Agreement.

         10. Interpleader. If at any time a dispute shall exist as to the duty of Escrow Holder under the terms of this Agreement, or if at any time conflicting demands are served upon Escrow Holder, whether verbally or in writing, concerning the possession of, title to or proceeds of any or all of the Funds, or if any dispute arises between or among the parties and/or any other person or entity relating in any way to any item deposited, held or disbursed pursuant to or otherwise relating to this Agreement, Escrow Holder may deposit this Agreement and the items then or thereafter held by it pursuant to this Agreement with the Clerk of the District Court of the City and County of Denver, State of Colorado, and may interplead the parties hereto. Upon so depositing this Agreement and such items and filing its complaint in interpleader, Escrow Holder shall be relieved of and released from all liability under the terms hereof as to the items so deposited. If the Court does not provide for reimbursement to Escrow Holder for its attorney fees, costs and expenses related to the interpleader action out of the interplead Funds, then Escrow Holder shall have a claim enforceable by separate action in Court against the parties, jointly and severally, for said attorney fees, costs and expenses.

         11. FDIC Insurance. In consideration of the fee paid to Escrow Holder as set forth in this Agreement and the covenants and agreements of the parties as set forth above, Escrow Holder agrees to hold the Funds in accordance and subject to the terms of this Agreement. During the escrow period, the Funds will be deposited in an FDIC-insured depository (which depository may be Escrow Holder or any other bank owned or controlled by Key Corp.). Under no circumstances shall Escrow Holder have liability for loss of Funds due to bank, savings and loan association or other depository failure, suspension or cessation of business, or any action or inaction on the part of the bank, savings and loan association or other depositor, or any delivery service transporting Funds to and from such depository.

         12. Successors; No Third Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement is only for the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, and no other person or entity shall be entitled to rely on, receive any benefit from or to enforce against any party hereto any provisions of this Agreement.

         13. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         14. Entire Agreement; Waiver. This Agreement constitutes the entire understanding between the parties with respect to the escrow arrangement contemplated herein, and all prior or contemporaneous oral agreements, understandings, discussions, representations and statements relating to said escrow are superseded by this Agreement. The waiver of any particular condition precedent, provision or remedy provided by this Agreement shall not constitute the waiver of any other.

         15. Business Day. If any date herein set forth for the performance of any obligation by Escrow Holder or for the delivery of any Funds, instrument or notice as herein provided, is a Saturday, Sunday or legal holiday, the compliance with such obligation or delivery shall be deemed acceptable if effected on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Colorado for observance thereof.


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         16. Construction. This Agreement shall not be construed more strictly against one party than against any other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement. The headings of various paragraphs in this Agreement are for convenience only and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

         17. Time is of the Essence. All times, wherever specified herein, are of the essence of this Agreement.

         18. Validity. If any term or provision of this Agreement shall be held illegal and unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such term and provision shall be valid and shall remain in full force and effect.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be taken to be one and the same instrument, to the same effect as if all of the parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

         20. Escrow Fee. The parties agree that Escrow Holder's fee for its services pursuant to this Agreement shall be $ ______________ , payable in full by the Company upon its execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first above written.

         ESCROW HOLDER:    KEY BANK NATIONAL ASSOCIATION

                           By:
                               ------------------------------------------------
                               Name:
                               Its:

         THE COMPANY:      EASYLINK INFORMATION TECHNOLOGY CO., LTD.

                           By:
                               ------------------------------------------------
                               Chen, Li-Lung, Chief Executive Officer

         CST:              CORPORATE STOCK TRANSFER INC.

                           By:
                               ------------------------------------------------
                               Carylyn K. Bell, President

         THE UNDERWRITER:  SPENCER EDWARDS, INC.

                           By:
                               ------------------------------------------------
                               Edward Price, President


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